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        _________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                            _________________________
                                    FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   ___________________________________________
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                                  CHEMICAL BANK
               (Exact name of trustee as specified in its charter)

     NEW YORK                                         13-4994650
     (State of incorporation                    (I.R.S. employer
     if not a national bank)                 identification No.)

     270 PARK AVENUE
     NEW YORK, NEW YORK                                    10017
     (Address of principal executive offices)         (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
            (Name, address and telephone number of agent for service)
                  _____________________________________________
                         THE BEAR STEARNS COMPANIES INC.
               (Exact name of obligor as specified in its charter)

            DELAWARE                                  13-3286161
            (State or other jurisdiction of     (I.R.S. employer
            incorporation or organization)   identification No.)

            245 Park Avenue                                10167
            New York, New York                         (Zipcode)
            Address of principal executive offices)
                   ___________________________________________
                                 DEBT SECURITIES
                       (Title of the indenture securities)
               ___________________________________________________





















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                                     GENERAL


     Item 1. General Information.

             Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C.,
              20429.

          (b) Whether it is authorized to exercise corporate trust powers.

              Yes.


     Item 2.  Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.
































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     Item 16.   List of Exhibits

                List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with
     Registration Statement No. 33-50010, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b)of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                    SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 12TH day of October, 1995.

                              CHEMICAL BANK


                              By /s/Anne G. Brenner
                              ---------------------
                                 Anne G. Brenner
                                 Assistant Vice President











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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business June 30, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.




                                                                              Dollar Amounts
                            ASSETS                                               in Millions

        Cash and balances due from depository institutions:
             Noninterest-bearing balances and
             currency and coin .................................                    $  5,573
             Interest-bearing balances .........................                       2,681
        Securities:  ...........................................
        Held to maturity securities.............................                       6,027
        Available for sale securities...........................                      18,304
        Federal Funds sold and securities purchased under
             agreements to resell in domestic offices of the
             bank and of its Edge and Agreement subsidiaries,
             and in IBF's:
             Federal funds sold ................................                       1,516
             Securities purchased under agreements to resell ...                         287
        Loans and lease financing receivables:
             Loans and leases, net of unearned income  $73,829
             Less: Allowance for loan and lease losses   1,885
             Less: Allocated transfer risk reserve ...     104
                                                        ------
             Loans and leases, net of unearned income,
             allowance, and reserve ............................                       71,840
        Trading Assets .........................................                       25,315
        Premises and fixed assets (including capitalized
             leases)............................................                       1,395
        Other real estate owned ................................                          69
        Investments in unconsolidated subsidiaries and
             associated companies...............................                         158
        Customer's liability to this bank on acceptances
             outstanding .......................................                       1,120
        Intangible assets ......................................                         484
        Other assets ...........................................                       7,254
                                                                                       -----

        TOTAL ASSETS ...........................................                    $142,023
                                                                                   =========







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


                                           LIABILITIES
        Deposits
             In domestic offices ................................                    $46,128
             Noninterest-bearing .........................$16,282
             Interest-bearing ............................ 29,846
                                                           ------
            In foreign offices, Edge and Agreement subsidiaries,
             and IBF's ..........................................                     30,833
             Noninterest-bearing .........................$   199
             Interest-bearing ............................ 30,634
                                                           ------
        Federal funds purchased and securities  sold under agree-
        ments to repurchase in domestic offices of the bank and
             of its Edge and Agreement subsidiaries, and in IBF's
             Federal funds purchased ............................                     16,779
             Securities sold under agreements to repurchase .....                        810
        Demand notes issued to the U.S. Treasury ................                      1,001
        Trading liabilities .....................................                     20,888
        Other Borrowed money:
             With original maturity of one year or less .........                      6,505
             With original maturity of more than one year .......                        602
        Mortgage indebtedness and obligations under capitalized
             leases .............................................                         18
        Bank's liability on acceptances executed and outstanding                       1,126
        Subordinated notes and debentures .......................                      3,411
        Other liabilities .......................................                      6,287

        TOTAL LIABILITIES .......................................                    134,388
                                                                                     -------

                                         EQUITY CAPITAL
        Common stock ............................................                        620
        Surplus .................................................                      4,524
        Undivided profits and capital reserves ..................                      2,724
        Net unrealized holding gains (Losses)
        on available-for-sale securities ........................                       (241)
        Cumulative foreign currency translation adjustments .....                          8

        TOTAL EQUITY CAPITAL ....................................                      7,635
                                                                                       -----
        TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
             STOCK AND EQUITY CAPITAL ...........................                   $142,023
                                                                                    ========


     I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                         JOSEPH L. SCLAFANI

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                         WALTER V. SHIPLEY          )
                         EDWARD D. MILLER           ) DIRECTORS
                         WILLIAM B. HARRISON        )